SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 8, 2012

(Date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33145 (Commission file number)	36-2257936 (I.R.S. Employer Identification Number)

3001 Colorado Boulevard
Denton, Texas 76210
(Address of principal executive offices)

(940) 898-7500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 8, 2012, Sally Beauty Holdings, Inc. (the “Company”) and certain of the Company’s indirect and direct subsidiaries that are borrowers or guarantors (the “Loan Parties”) under that certain Credit Agreement dated as of November 12, 2010 among the Loan Parties, the administrative, collateral and Canadian agent and the lenders named therein (the “ABL Facility”) entered into an amendment to the ABL Facility (the “ABL Amendment”).  The ABL Amendment, among other things, relaxed the restrictions on the Company’s and the other Loan Parties’ ability to make Restricted Payments (as such term is defined in the ABL Facility) under the ABL Facility.

The foregoing description of the ABL Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the ABL Amendment, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 9.01.  Financial Statements and Exhibits.

(d)           The following Exhibits are filed herewith as part of this report:

4.1

Amendment No. 1 dated as of June 8, 2012 to that certain Credit Agreement dated as of November 12, 2010 among the Borrowers, the Guarantors, the Administrative Agent, the Collateral Agent, the Canadian Agent and the Lenders party thereto (as such terms are defined therein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY BEAUTY HOLDINGS, INC.

June 14, 2012	By:	/s/ Matthew O. Haltom
Name: Matthew O. Haltom
Title: Vice President and Assistant Secretary